Exhibit 99.1


WASTE INDUSTRIES, INC.  Reports Second Quarter 1999 Financial Results

Raleigh, NC, Wednesday, August 4, 1999 -- Waste Industries, Inc. (NASDAQ:WWIN), a regional, non-hazardous solid waste services company, today reported financial results for the second quarter 1999:

     o     Revenues up  27.3%
     o     EBITDA up  33.9%
     o     Operating income up  34.0%
     o     Net income up  15.7%
     o Pro forma diluted earnings per share (excluding merger and start-up costs) up 15.0%

For the quarter ended June 30, 1999, the Company reported revenue of $52.9 million, a 27.3% increase over the same period last year. EBITDA (net income plus taxes, interest (net of interest income), depreciation and amortization) was $12.1 million, a 33.9% increase over the same period last year. Operating income for the quarter was $6.6 million, a 34.0% increase over the same period last year, and pro forma diluted earnings per share excluding merger and start-up costs for the quarter increased to $0.23 compared to $0.20 in 1998, a 15.0% increase. Certain companies acquired in fiscal 1998 in poolings-of-interests transactions were previously taxed as S-Corporations. The 1998 pro forma information has been computed as if the Company were subject to federal and all applicable state corporate income taxes.

Lonnie C. Poole, Jr., Chairman and CEO of Waste Industries, Inc., stated "During the quarter we successfully executed our growth strategy to become more vertically integrated by adding disposal capacity in the Southeast. We entered two new markets by acquiring a landfill operation in Jacksonville, Florida and a collection operation in Charlotte, North Carolina. In addition, we made five tuck-in acquisitions of collection companies in existing markets. Combined with 5% internal growth, our revenues increased over 27%," added Poole.

Waste Industries, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Alabama, Georgia and Florida.

Certain parts of this press release are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties such as acquisition risks and difficulties in managing rapid growth that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

                             WASTE INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                    THREE-MONTHS ENDED               SIX MONTHS ENDED
                                    JUNE 30,                       JUNE 30,
                                      1998         1999               1998         1999
                                      ----         ----               ----         ----
                                  (UNAUDITED)   (UNAUDITED)       (UNAUDITED)  (UNAUDITED)
                                   ---------     ---------         ---------    ---------
REVENUES:
  Service revenues                 $41,099,832   $52,601,008       $80,088,501  $99,891,659
  Equipment sales                      426,969       254,402           778,027      500,181
                                   -----------  ------------      ------------  -----------
      Total revenues                41,526,801    52,855,410        80,866,528  100,391,840
OPERATING COSTS AND EXPENSES:
 Cost of operations                 25,829,972    33,002,638        50,289,254   62,235,085
 Cost of equipment sales               307,762       190,079           501,337      293,597
 Selling, general and
    administrative                   6,358,258     7,427,033        12,720,740   14,519,545
 Depreciation and amortization
    expense                          3,938,089     5,405,292         7,644,494   10,462,026
 Merger and start up costs             169,977       233,151           247,077      233,151
                                   -----------  ------------      ------------  -----------
      Total operating costs and
          expenses                  36,604,058    46,258,193        71,402,902   87,743,404
                                   -----------  ------------      ------------  -----------

OPERATING INCOME                     4,922,743     6,597,217         9,463,626   12,648,436
                                   -----------  ------------      ------------  -----------
OTHER EXPENSE (INCOME):
 Interest expense                    1,048,812     2,123,603         1,995,591    3,935,073
 Interest income                       (45,471)     (332,636)          (71,951)    (525,961)
 Other                                (145,851)      (58,115)         (264,018)    (151,631)
                                   -----------  ------------      ------------  -----------
TOTAL OTHER EXPENSE (INCOME)           857,490     1,732,852         1,659,622    3,257,481
                                   -----------  ------------      ------------  -----------

NET INCOME BEFORE INCOME TAXES       4,065,253     4,864,366         7,804,004    9,390,955
INCOME TAX EXPENSE                   1,416,000     1,799,300         2,776,000    3,474,600
                                   -----------  ------------      ------------  -----------
NET INCOME AFTER TAX -
    HISTORICAL BASIS                $2,649,253    $3,065,066        $5,028,004   $5,916,355
                                  ============  ============      ============  ===========
PRO FORMA INCOME TAX EXPENSE (1)    $1,506,000                      $2,891,000
                                  ============                    ============
PRO FORMA NET INCOME  (1)           $2,559,253                      $4,913,004
                                  ============                    ============
EBITDA  (2)                          9,006,683    12,060,624        17,372,138   23,262,093
                                  ============  ============      ============   ==========





Shares:
    Basic                           12,651,701    13,760,605        12,651,701   13,632,272
    Diluted                         13,047,772    14,124,327        13,041,787   13,994,898
Historical - Earnings Per Share
    Basic                                $0.21         $0.22             $0.40        $0.43
    Diluted                              $0.20         $0.22             $0.39        $0.42

Pro forma - Earnings Per Share (1)

    Basic                                $0.20                           $0.39
    Diluted                              $0.20                           $0.38

Pro forma Earnings Per Share - Excluding Merger and Start - Up Costs  (1), (3)
    Basic                                $0.21         $0.23             $0.40        $0.44
    Diluted                              $0.20         $0.23             $0.39        $0.43


(1) Certain companies acquired in fiscal 1998 poolings-of-interest transactions were previously taxed as S Corporations. The 1998 pro forma information has been computed as if the Company were subject to federal and all applicable state corporate income taxes for each of the periods presented assuming the tax rate that would have applied had the Company been taxed as a Corporation.

(2) EBITDA is defined as income before income taxes plus interest expense (net of interest income), depreciation and amortization.

(3) Earnings per share data has been adjusted to exclude merger and start-up costs, net of taxes, of approximately $107,000 and $147,000 for three-months ended June 30, 1998 and 1999, respectively, and approximately $156,000 and $147,000 for the six-months ended June 30, 1998 and 1999, respectively. These costs primarily relate to professional fees incurred in connection with poolings-of-interest transactions and nonrecurring start-up costs related to the deployment of service equipment and personnel associated with a new service contract